Exhibit 99.1

For immediate release.	Contact:	John Van Blaricum
913-307-1017

Mediware Announces Agreement to Acquire Chemotherapy Management Software

Acquisition expands company's role in effectively managing patient-specific cancer treatments in key markets worldwide.

LENEXA, KS March 15, 2012 – Mediware® Information Systems, Inc. (Nasdaq: MEDW) today announced that it has signed an agreement with Cobbler ICT Services BV to acquire the assets associated with the Cyto Management System (CMS), a comprehensive chemotherapy management software solution currently deployed in Holland and Belgium. The CMS software was designed specifically to track patients, manage highly individualized medication-based treatment plans, help control costs and report outcomes associated with cancer therapies performed in hospitals and oncology centers. The software utilizes a multilingual language platform that makes the product easy to configure for new international markets. The transaction is expected to cost Mediware €1.7 million ($2.2 million USD) and close in mid-April.

Mediware will continue marketing the software through existing European distribution agreements under Mediware's international brand and open a regional office in Holland to manage European sales and services. The software will also be made available immediately to the UK and Irish markets to capitalize on the dominant position of the company's UK-based JAC medication management product suite, which is used by more than 50 percent of UK hospitals. Additional geographic expansion will occur as opportunities arise.

Commenting on the pending acquisition, Mediware's president and chief executive officer, Thomas Mann said: “Oncology is one of the fastest growing areas of healthcare. There are more than 11 million new cancer cases reported every year, a number that could increase to 16 million by 2020. As a result, there have been huge investments in new treatment technologies and pharmaceuticals. Cancer drugs alone have seen a four-fold increase in sales over 10 years to more than $19 billion in 2008. Yet, despite this intense global investment, care providers are still underserved by software solutions that do not effectively manage the data, process and reporting requirements of these complex personalized treatment plans.

“With the cost of care increasing dramatically, we believe there is a critical need for a system that provides precise therapy management for the patient, while also monitoring and reporting those treatments, their outcomes and costs. The acquisition of the CMS software and intellectual property is strategic, provides a good value for Mediware and launches us in a new area of care. With our experience in medication management, FDA regulations and complex information management, I believe Mediware has the experience to become a leader in this pivotal and rapidly growing area of healthcare technology.”

Seen as an area of revenue growth that is both rapid and long term, Mediware has been evaluating oncology treatment management solutions in the US and Europe for more than 18 months. Based on this market analysis, the CMS software solution provided the company the functionality and technology platform to quickly expand in multiple geographic markets.

“Driving the high growth potential of this global market is the recognition that highly personalized cancer care is increasingly important to patient survival rates,” continued Mr. Mann. “But to be optimally effective these precision treatment regimens require robust and highly specialized information systems capable of coordinating therapies and tracking outcomes while managing costs.

“The CMS software is well positioned to support these goals. It has rich clinical features and powerful integration capabilities that enable its use with our existing products as well as the hospital's core electronic health record. It also has a robust multi-lingual platform that provides the solution with multi-national appeal. This should make it an efficient contributor to our continued international growth.”

The CMS acquisition provides Mediware the opportunity to immediately enhance its solution offerings in JAC's current markets and broaden the company's global structure. With the addition of CMS, JAC enhances its position as the leading medication management technology vendor in the UK with proven software solutions for pharmacy management, e-prescribing, medication administration and chemotherapy management.

“Customers in the UK and Ireland are looking increasingly for e-prescribing and medication management suppliers to offer a broader more complete solution. The addition of CMS to our UK portfolio positions JAC uniquely in the market place to deliver a comprehensive medication management solution,” said Robert Tysall- Blay, managing director of Mediware's international operations and chief executive of JAC Computer Services Ltd, in the UK.

Mediware will be demonstrating the CMS solution for European prospects during the European Association of Hospital Pharmacists (EAHP) conference and exposition, which will be held in Milan March 21-23.

About Mediware

Mediware delivers interoperable best-of-breed software systems that improve efficiencies and address safety concerns, enabling healthcare organizations to improve care processes while decreasing costs. Core Mediware solutions include blood management technologies for hospitals and blood centers; medication management solutions for hospitals, behavioral health facilities, infusion and specialty pharmacy providers; and business intelligence-based performance management solutions for clinical, regulatory and financial aspects of the broader healthcare market. For more information about Mediware products and services, visit our website at www.mediware.com.

About JAC

JAC is the UK's leading medicine management systems specialist, with the largest installed base of Electronic Prescribing and Medicines Administration systems in UK hospitals. With over 20 years experience within medicines management, JAC provides pharmacy stock control, e-prescribing and medicines administration as a single integrated solution along with associated services and third-party interfaces. JAC's systems are used in more than half of all NHS trusts in England as well as sites in Scotland, Wales, Northern Ireland, Ireland and South Africa.

About the Cyto Management System The CMS software is a comprehensive “closed loop' solution for managing chemotherapy treatments that is focused on reducing errors, streamlining patient management and optimizing efficiency through the care treatment process. Consisting of five main components, CMS manages the prescription of chemotherapy for the physician, the planning of the chemotherapy for the patient, the planning for the preparation of the chemo therapy, the preparation of cytotoxic drugs and all the other sterile preparations. CMS is designed to be highly interoperable and includes multi-lingual capabilities to allow the software to be easily configured for international distribution.

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Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and are intended to be covered by the safe harbor created thereby. Such forward-looking statements are not necessarily based on historical facts and involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. These risk and uncertainties include but are not limited to those disclosed in the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company does not intend to, and undertakes no obligation to, update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time. The Company regularly posts important information to the investor relations section of its website.